Exhibit 99.1

Beeline Strengthens Balance Sheet in June with $6.5M Capital Raise and Major Debt Reduction

Positioned to Be Debt-Free and Cash Flow Positive Heading Into 2026

Providence, RI – July 1, 2025 – Beeline Holdings, Inc. (Nasdaq: BLNE), the fast-growing digital mortgage platform redefining the path to homeownership, today announced it has raised $6.5 million in fresh capital the last week of June through a combination of its At-The-Market (ATM) and equity line of credit (ELOC) programs during the final week of June.

In parallel, the company aggressively reduced its debt by a total of $5.3 million during the first half of 2025—$1.3 million in Q1 and $4.0 million in Q2—bringing total debt owed to third parties down to just $2.3 million (not including its subsidiary’s mortgage warehousing line). The company ended the quarter with over $6 million in cash.

“These moves mark a defining moment for Beeline,” said Nick Liuzza, CEO of Beeline. “We’ve faced a tough macro environment over the last few years, but we stayed disciplined, focused, and innovative. Now, with interest rates expected to trend lower, we’re in our strongest financial position ever—bolstered by new equity offerings and the momentum building within our SaaS arm, Beeline Labs.”

As of March 31, 2025, the company reported approximately $40 million in shareholders’ equity.

“We’re currently trading at just 30% of book value,” added Chris Moe, CFO of Beeline. “At some point, the market will reflect the fundamentals. But for now, our priority remains executing on the business—becoming debt-free and achieving positive cash flow.”

With inflation cooling and the Federal Reserve signaling potential rate cuts as early as Q3—fueled by political pressure and economic indicators—Beeline sees significant upside in both its mortgage origination engine and scalable SaaS infrastructure.

About Beeline Financial Holdings, Inc.

Beeline Financial Holdings, Inc. is a trailblazing mortgage fintech transforming the way people access property financing. Through its fully digital, AI-powered platform, Beeline delivers a faster, smarter path to home loans—whether for primary residences or investment properties. Headquartered in Providence, Rhode Island, Beeline is reshaping mortgage origination with speed, simplicity, and transparency at its core. The company is a wholly owned subsidiary of Beeline Holdings and also operates Beeline Labs, its innovation arm focused on next-generation lending solutions.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the lowering of interest rates, the potential for both of the company’s real estate business lines, and the market reflecting the company’s fundamentals . Forward-looking statements are prefaced by words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “should,” “would,” “intend,” “seem,” “potential,” “appear,” “continue,” “future,” believe,” “estimate,” “forecast,” “project,” and similar words. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. We caution you, therefore, against relying on any of these forward-looking statements. Our actual results may differ materially from those contemplated by the forward-looking statements for a variety of reasons, including, without limitation, the possibility that estimates, projections and assumptions on which the forward-looking statements are based prove to be incorrect, including the continued strength of the U.S. economy, reduced inflation rates, the future of U.S. tariff policy, and the success of the company’s home equity program. See also the Risk Factors contained in our Form 10-K filed April 15, 2025 and other filings with the Securities and Exchange Commission. Any forward-looking statement made by us in this presentation speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Investor Relations - Contact

investors@makeabeeline.com

Media - Contact

press@makeabeeline.com